Kadmon Announces Positive Topline Results of Pivotal Trial of Belumosudil (KD025) in Chronic Graft-Versus-Host Disease

ORRs of 73% and 74% with Belumosduil (KD025) 200 mg QD and 200 mg BID, Respectively

Kadmon Participating in FDA’s Real-Time Oncology Review Pilot Program

Conference Call Today at 8:30 a.m. Eastern Time

NEW YORK, May 21, 2020 – Kadmon Holdings, Inc. (NYSE: KDMN) today announced positive topline results from the primary analysis of ROCKstar (KD025-213), the pivotal trial evaluating belumosudil (KD025) in patients with chronic graft-versus-host disease (cGVHD) who have received at least two prior lines of systemic therapy.

Belumosudil (KD025) achieved clinically meaningful and statistically significant Overall Response Rates (ORRs) of 73% with 200 mg once daily (QD) (95% Confidence Interval (CI): 60%, 83%; p<0.0001) and 74% with 200 mg twice daily (BID) (95% CI: 62%, 84%; p<0.0001). Responses were achieved across key patient subgroups and complete responses were observed in all organ systems.

The study had previously met the primary endpoint of Overall Response Rate (ORR) at the interim analysis, which was conducted as scheduled as two months after completion of enrollment and was previously reported. Today’s results from the primary analysis, which was conducted six months after completion of enrollment, show even greater efficacy of belumosudil (KD025) in cGVHD patients.

While data continue to mature, 49% of responders have maintained their response for at least 20 weeks at the time of the primary analysis. With a median treatment duration of 29 weeks, the median duration of response has not yet been reached in this ongoing study.

Belumosudil has been well tolerated and adverse events have been consistent with those expected in the patient population. No cytomegalovirus (CMV) infection or reactivation has been observed and no significant drug-related cytopenias have been reported.

Kadmon is submitting its New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) under the Real-Time Oncology Review (RTOR) pilot program, an initiative of the FDA’s Oncology Center of Excellence. Kadmon is on track to complete its NDA submission for belumosudil (KD025) in the fourth quarter of 2020.

“Belumosudil has shown robust and durable responses across the spectrum of this difficult-to-treat disease and we are extraordinarily pleased with this outcome,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “We are excited to participate in the FDA’s Real-Time Oncology Review pilot program, which seeks to promote efficient review of much-needed treatments. We continue to work closely with the Agency through their review of our data as we prepare to complete our NDA submission.”

“The remarkable results achieved with belumosudil in this advanced patient population demonstrate its broad potential to offer meaningful clinical benefit to cGVHD patients,” said Sanjay K. Aggarwal, M.D., Senior Vice President, Clinical Development of Kadmon. “We look forward to sharing the full dataset from the ROCKstar study at an upcoming medical meeting.”

“Treatment with belumosudil has demonstrated compelling results for this major unmet medical need. Importantly, belumosudil has been very well tolerated, which allows trial participants to stay on therapy and achieve meaningful responses,” said Madan Jagasia, MD, MS, MMHC, Professor of Medicine, Vanderbilt University Medical Center; Co-Leader, Translational Research and Interventional Oncology; Chief Medical Officer, Vanderbilt-Ingram Cancer Center, an investigator of the KD025-208 and ROCKstar studies and the ROCKstar Steering Committee chair. “These results demonstrate the potential of belumosudil to become a cornerstone of the cGVHD treatment paradigm, if approved, as it delivers meaningful and sustained benefits to patients with this serious condition.”

Conference Call and Webcast

Kadmon will host a conference call and webcast on Thursday, May 21st at 8:30 a.m., Eastern time, to discuss the topline results of the primary analysis of the ROCKstar trial.

To listen online via webcast, please visit: https://edge.media-server.com/mmc/p/htpwtwot. The webcast will be archived and will be available at http://investors.kadmon.com/presentations-and-events.

To participate in the conference call, please dial (866) 762-3021 (domestic) or +1 (703) 925-2661 (international) and reference the conference ID: 9177687. The accompanying slides will be available for download on Kadmon’s website.

About ROCKstar

ROCKstar (KD025-213) is an ongoing open-label trial of belumosudil (KD025) in adults and adolescents with cGVHD who have received at least two prior lines of systemic therapy. Patients were randomized to receive belumosudil (KD025) at 200 mg QD or 200 mg BID, enrolling 66 patients per arm. The primary endpoint of the study is Overall Response Rate (ORR). Statistical significance is achieved if the lower bound of the 95% CI of ORR exceeds 30%. The ORR endpoint was met at the interim analysis, conducted two months after completion of enrollment, with ORRs of 64% and 67% in the respective arms. At the study’s primary analysis, conducted six months after completion of enrollment, belumosudil achieved ORRs of 73% and 74% in the respective arms. Kadmon plans to submit results from the ROCKstar primary analysis for presentation at an upcoming scientific meeting.

About Belumosudil (KD025)

Belumosudil (KD025) is a selective oral inhibitor of Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response. In an earlier Phase 2 study of belumosudil in cGVHD patients (KD025-208), belumosudil achieved an ORR of 65%. Data from this study led to FDA Breakthrough Therapy Designation by the FDA for belumosudil for the treatment of patients with cGVHD who have received at least two prior lines of systemic therapy. The FDA has also granted Orphan Drug Designation to belumosudil for the treatment of cGVHD. Kadmon is submitting its NDA for belumosudil under the FDA’s Real-Time Oncology Review (RTOR) pilot program. In addition to cGVHD, belumosudil is being studied in an ongoing Phase 2 clinical trial in adults with diffuse cutaneous systemic sclerosis (KD025-209).

About cGVHD

cGVHD is a common and often fatal complication following hematopoietic stem cell transplantation. In cGVHD, transplanted immune cells (graft) attack the patient’s cells (host), leading to inflammation and fibrosis in multiple tissues, including skin, mouth, eye, joints, liver, lung, esophagus and gastrointestinal tract. Approximately 14,000 patients in the United States are currently living with cGVHD in the United States.

About Kadmon

Kadmon is a biopharmaceutical company developing innovative products for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases as well as immuno-oncology

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the impact of COVID-19 on our ability to conduct our business or our clinical trials, (ii) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (iii) our ability to advance product candidates into, and successfully complete, clinical trials; (iv) our reliance on the success of our product candidates; (v) the timing or likelihood of regulatory filings and approvals, including an NDA regarding belumosudil (KD025); (vi) our ability to expand our sales and marketing capabilities; (vii) the commercialization of our product candidates, if approved; (viii) the pricing and reimbursement of our product candidates, if approved; (ix) the implementation of our business model, strategic plans for our business, product candidates and technology; (x) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (xi) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xii) costs associated with defending intellectual property infringement, product liability and other claims; (xiii) regulatory developments in the United States, Europe, China, Japan and other jurisdictions; (xiv) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xvi) our ability to maintain and establish collaborations or obtain additional grant funding; (xvii) the rate and degree of market acceptance of our product candidates; (xviii) developments relating to our competitors and our industry, including competing therapies; (xix) our ability to effectively manage our anticipated growth; (xx) our ability to attract and retain qualified employees and key personnel; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation; (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiii) other risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Kadmon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com